                 CONSENT OF RUSSELL, THOMPSON, BUTLER & HOUSTON


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our reports dated as shown in Exhibit A, with respect to the financial statements of those entities as shown in Exhibit A as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.



/s/ Russell Thompson Butler & Houston


Mobile, Alabama
April 28, 1997

                                    EXHIBIT A

Real Estate Partnership                                     Report Date
-----------------------                                     -----------

Housing Assistance of Mt. Dora, Ltd.                        January 7, 1995
Housing Assistance of Orange City, Ltd.                     January 7, 1995
Housing Assistance of Sebring, Ltd.                         January 7, 1995
Housing Assistance of Vero Beach, Ltd.                      January 7, 1995
Lakeview Villas, Ltd.                                       January 7, 1995
Orange City Villas II, Ltd.                                 January 7, 1995
Woodside Villas of Arcadia, Ltd.                            January 7, 1995
Grove Park Villas, Ltd.                                     January 7, 1995
Highlands Village II                                        January 7, 1995
Eustis Apartments, Ltd.                                     January 7, 1995
South Hiawassee Village, Ltd.                               January 7, 1995
Parkview Arms Associates I                                  January 13, 1995
Parkview Arms Associates II                                 January 13, 1995
Twin Gables Associates                                      January 13, 1995
Miami Elderly Associates                                    January 13, 1995
Crosland Housing Associates                                 January 19, 1995
Parkview Apartments, Ltd.                                   January 19, 1995
Chesterfield Housing Associates                             January 19, 1995
Hemingway Housing Associates                                January 19, 1995
McColl Housing Associates                                   January 19, 1995
The Meadows Apartments                                      January 19, 1995
St. George Villas                                           January 19, 1995
Hurbell I Limited Partnership (Holly Oak)                   January 21, 1995
Hurbell IV Limited Partnership (Talladega Downs)            January 21, 1995
Eastcourt Village Partners                                  January 25, 1995
United Housing Partners Cuthbert, Ltd.                      January 27, 1995
United Housing Partners Elmwood, Ltd.                       January 27, 1995
United Housing Partners Morristown, Ltd.                    January 27, 1995
United Housing Partners Welch, Ltd.                         January 27, 1995
Townview Towers I Partnership, Ltd.                         January 27, 1995
VOA-Nicollet Towers Associates                              January 28, 1995
Community Developers of Princeville                         January 30, 1995
Registry Square, Ltd.                                       February 23, 1995